EXHIBIT 3.1 TO FORM 10-KSB:
                ARTICLES OF INCORPORATION OF SPECTRASCIENCE, INC
                              INCLUDING AMENDMENTS

                            ARTICLES OF INCORPORATION
                                       OF
                              SPECTRASCIENCE, INC.

         The undersigned incorporator, a natural person 18 years of age or older, in order to form a corporation under Minnesota Statutes, Section 302A, hereby adopts the following Articles of Incorpration:

                                    ARTICLE I

         The name of this corporation is G V Medical, Inc.

                               ARTICLE I - AMENDED

         The name of this corporation is SpectraScience, Inc.

                                   ARTICLE II

         The registered office of this corporation is located at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402

                            ARTICLE II - AMENDED (A)

         The registered office of this corporation is located at 3750 Annapolis Lane, Minneapolis, Minnesota 55441
                            ARTICLE II - AMENDED (B)

         The registered office of this corporation is located at 3750 Annapolis Lane, Minneapolis, Minnesota 55447


                            ARTICLE II - AMENDED (C)

         The registered office of this corporation is located at 5909 Baker Road, Suite 580, Minnetonka, Minnesota 55345


                                   ARTICLE III

         The corporation is authorized to issue an aggregate total of 2,000,000 shares, par value of $.05 per share. All shares shall be of one class and one series.

                            ARTICLE III - AMENDED (A)

         The corporation is authorized to issue an aggregate total of 5,000,000 shares, par value of $.05 per share. All shares shall be of one class and one series.

                            ARTICLE III - AMENDED (B)


                                  CAPITAL STOCK

         The authorized capital stock of this corporation shall be Twenty Million (20,000,000) shares of common stock with a stated par value of twenty five cents ($.05) per share (the "Common Stock") and Twenty Million (20,000,000) shares of preferred stock with a stated par value of one dollar ($1.00) per share (the "Preferred Stock"). The designation and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock shall be as follows:

SECTION 1. Common Stock. Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article III:

         (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

         (b) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

         (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective share ownership.

SECTION 2. Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Minnesota Secretary of State a statement with respect to the adoption of the resolutions pursuant to the Minnesota Business Corporation Act (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the distinctive serial designation of such series and the number of shares constituting such series, provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty Million (20,000,000);

         (b) the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

         (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (d) the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

         (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (f) whether the shares of such series shall have voting rights provided by law, and, if so, the terms of such voting rights;

         (g) the rights of the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

         (h) any other rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                            ARTICLE III - AMENDED (C)

                                  CAPITAL STOCK

The following text hereby replaces the first paragraph of Article III - Amended
(B):

         The authorized capital stock of this corporation shall be Twenty Million (20,000,000) shares of common stock with a stated par value of twenty five cents ($.05) per share (the "Common Stock") and Twenty Million (20,000,000) shares of preferred stock with a stated par value of one dollar ($1.00) per share (the "Preferred Stock").

         Effective as of 11:59 p.m. CDT on June 30, 1994, a one-for-five reverse split of shares of Common Stock of the Corporation issued and outstanding immediately prior to that time and date shall be and hereby is enacted, with each holder of Common Stock of the Corporation of record as of 11:59 p.m. CDT on June 30, 1994, to be deemed the owner of one share of Common Stock for every three shares of Common Stock owned by such holder as of 11:59 p.m. CDT on June 30, 1994. Fractional shares of Common Stock shall not be issued and no payment in lieu of fractional shares of Common Stock shall be made, but each fractional share of Common Stock interest of .5 or more held by any one holder of Common Stock shall be rounded up to the next higher full share, and each fractional share of Common Stock interest of less than .5 held by any one holder of Common Stock shall be rounded down to zero. Effective as of June 30, 1994, the stated par value of the Common Stock shall be twenty-five cents ($.25) per share and the number of authorized shares of Common Stock shall be reduced to four million (4,000,000). The changes stated herein shall not adversely effect the rights or preferences of the holders of outstanding shares of any class or series and shall not result in the percentage of authorized shares that remains unissued after the combination of shares of Common Stock exceeding the percentage of authorized shares that were unissued before the combination. The designation and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock shall be as follows:


                             ARTICLE III AMENDED (D)

                                  CAPITAL STOCK

         The authorized capital stock of this corporation shall be Four Million (4,000,000) shares of common stock with a stated par value of twenty five cents ($.25) per share (the "Common Stock") and Twenty Million (20,000,000) shares of preferred stock with a stated par value of one dollar ($1.00) per share (the "Preferred Stock"). The designation and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock shall be as follows:

SECTION 1. Common Stock. Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article III:

         (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

         (b) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all matters requiring shareholder action, each share being entitled to one vote; and

         (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective share ownership.

SECTION 2. Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Minnesota Secretary of State a statement with respect to the adoption of the resolutions pursuant to the Minnesota Business Corporation Act (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the distinctive serial designation of such series and the number of shares constituting such series, provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty Million (20,000,000);

         (b) the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

         (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (d) the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

         (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (f) whether the shares of such series shall have voting rights provided by law, and, if so, the terms of such voting rights;

         (g) the rights of the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

         (h) any other rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative. Although the Board of Directors may fix and determine the relative rights and preferences among the various series of Preferred Stock in accordance with the authority set forth above, in all other respects, the shares of all series shall be of equal rank with each other, regardless of series.

2.1 Redemption and Conversion. Any share of any series of Preferred Stock which has been redeemed or converted shall have the status of an authorized and unissued share of Preferred Stock and may be reissued as a part of the series of which it was originally a part or may be reissued as part of another series of Preferred Stock established by the Board of Directors.

2.2 Preferential Distribution in Liquidation. Upon the liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock then outstanding shall be entitled to receive the amount per share fixed for the various series before any of the assets of the corporation are distributed to the holders of the Common Stock. If the assets of the corporation distributable to the holders of the Preferred Stock have a value which is less that the full amount so fixed for the various series, such assets shall be distributed among the holders of the various series of Preferred Stock in accordance with any preferences among the series that may have been established or, to the extent that no such preferences shall have been established, pro rata among the holders of all of the series of Preferred Stock. After distribution of the preferential amounts required to be distributed to the holders of the Preferred Stock then outstanding, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock unless otherwise provided, to share in all the remaining assets of the corporation.


                           SERIES A CONVERTIBLE STOCK


There is hereby established and created an initial series of Preferred Stock in the number of shares and having the designation, relative rights, preferences and limitations as follows:

2.3 Designation and Number of Shares. The distinctive designation of the series shall be "Series A Convertible Preferred Stock" (par value $ 1.00 per share) herein sometimes referred to as the "Series A Preferred Stock") and the number of shares initially constituting the series shall be 5,000,000.

2.4 Dividends. The Series A Preferred Stock shall bear no dividends.

2.5 Preferences in Liquidation.

         (a) Preferential Payment. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid according to their relationship with other holders of Preferred Stock, out of the assets of the corporation available for distribution to shareholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the corporation's Common Stock, an amount equal to $1.00 per share. After setting apart or paying in full the preferential amounts due the holders of the Series A Preferred Stock and any other holders of Preferred Stock, the remaining assets of the corporation available for distribution to shareholders, if any, shall be distributed to the holders of Common Stock unless otherwise provided. If upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full preferential distribution of $1 per share, the holders of the Series A Preferred Stock shall share ratably in the distribution of such assets.

         (b) Notice. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the corporation shall, within 10 days after the date the Board of Directors approves such action, or within 20 days prior to any shareholders' meeting called to approve such action, or within 20 days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of the proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series A Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the corporations shall promptly give written notice to each holder of shares of Series A Preferred Stock of such material change.

2.6 Voting Rights. Except as otherwise provided by law or as expressly provided herein, the Common Stock shall have exclusive voting rights and powers, including the exclusive right to notice of shareholders' meetings.

2.7 Conversion Rights.

         (a) Optional Conversion. Shares of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after March 31, 1996, (the "Conversion Period"), into fully paid and nonassessable shares of Common Stock of the corporation.

         (b) Conversion Ratio. Each share of Series A Preferred Stock shall be converted into one share of the Common Stock of the corporation, subject to adjustment as provided in paragraph 2.8 below.

         (c) Procedure For Conversion. The holder of any shares of Series A Preferred Stock may exercise the conversion rights during the Conversion Period as to such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Series A Preferred Stock, or at the principal office of the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation, accompanied by written notice stating that the holder elects to convert such shares or a part thereof. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in paragraph 2.7(d). The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the corporation are closed on such date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Ratio shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board of Directors.

         (e) Reserved Shares. The corporation shall reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred Stock from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary director and shareholder action) increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Preferred Stock at the time outstanding.

         (f) Registration. If any shares of Common Stock to be reserved for the purpose of shares of Series A Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as reasonable endeavor to secure such registration, listing or approval, as the case may be.

         (g) Validly Issued. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will, upon issuance by the corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (h) Negative Covenants. This corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed thereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment. In addition, the corporation shall at no time issue or sell any shares of its Common Stock or Preferred Stock, options or warrants for a consideration less than fair market value, as reasonably determined by the Board of Directors, except for grants or awards of Common Stock or options to acquire Common Stock made to the corporation's employees, officers, and directors and to consultants and other participants in the corporation's stock option, stock award, stock purchase and other benefit plans, provided such grants and awards made after the date of the first issuance of the corporation's Series A Preferred Stock shall not represent more than 10% of the then outstanding shares of Common Stock of the corporation.

2.8 Antidilution. The Conversion Ratio (referred to in paragraph 2.7 (b)) shall be subject to adjustment from time to time, and the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be subject to a resultant increase or decrease (calculated to the nearest 1/100th of a share) by reason of such adjustment, as hereafter stated, except that no adjustment shall be made, unless by reason of the occurrence of one or more of the events hereinafter specified, the Conversion Ratio theretofore in effect shall be changed by an amount equal to at least 5% thereof, but in the event that an adjustment would be required except of insufficiency of amount, such amount shall be carried forward and added to and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amount to at least 5% of the Conversion Ratio at such later time:

         (a) Stock Dividends, Subdivisions and Combinations. In the event the corporation shall declare a stock dividend with respect to its Common Stock or shall effect a subdivision or combination of its Common Stock into a greater or lesser number of shares without a proportionate and corresponding stock dividend, subdivision or combination with respect to its outstanding Series A Preferred Stock, then the existing Conversion Ratio for the Series A Preferred Stock shall be increased or decreased proportionately.

         (b) Classification, Reclassification, Capital Reorganization, Etc. In the case of any classification, reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a change in par value, or from without par value to par value, or from par value to without par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the corporation with or into another corporation (other than a merger with a subsidiary in which the corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of the Common Stock issuable upon conversion of the shares of the Series A Preferred Stock) or in case of any sale or conveyance to another corporation of the property of the corporation as an entirety or substantially as an entirety, the corporation shall cause the holders of the Series A Preferred Stock to have the right, by exercising their conversion rights thereunder, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance, if any, which the holders of the Series A Preferred Stock would have received had the conversion taken place immediately prior to such event.

2.9 Changes Affecting Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a class, (i) alter or change any of the powers, preferences, privileges, or rights of the Series A Preferred Stock; or (ii) amend the provisions of this paragraph 2.9; or (iii) create any new class or series of shares having preferences prior to the Series A Preferred Stock or reclassifying any class or series of any Common Stock or any other shares of stock hereafter created junior to the Class A Preferred Stock into shares having any preference or priority over the Series A Preferred Stock.



                             ARTICLE III AMENDED (E)

                                  CAPITAL STOCK

         The authorized capital stock of this corporation shall be Four Million (4,000,000) shares of common stock with a stated par value of twenty five cents ($.25) per share (the "Common Stock") and Twenty Million (20,000,000) shares of preferred stock with a stated par value of one dollar ($1.00) per share (the "Preferred Stock"). The designation and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock shall be as follows:

SECTION 1. Common Stock. Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article III:

         (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

         (b) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all matters requiring shareholder action, each share being entitled to one vote; and

         (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective share ownership.

SECTION 2. Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Minnesota Secretary of State a statement with respect to the adoption of the resolutions pursuant to the Minnesota Business Corporation Act (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the distinctive serial designation of such series and the number of shares constituting such series, provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty Million (20,000,000);

         (b) the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

         (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (d) the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

         (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (f) whether the shares of such series shall have voting rights provided by law, and, if so, the terms of such voting rights;

         (g) the rights of the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

         (h) any other rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative. Although the Board of Directors may fix and determine the relative rights and preferences among the various series of Preferred Stock in accordance with the authority set forth above, in all other respects, the shares of all series shall be of equal rank with each other, regardless of series.

2.1 Redemption and Conversion. Any share of any series of Preferred Stock which has been redeemed or converted shall have the status of an authorized and unissued share of Preferred Stock and may be reissued as a part of the series of which it was originally a part or may be reissued as part of another series of Preferred Stock established by the Board of Directors.

2.2 Preferential Distribution in Liquidation. Upon the liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock then outstanding shall be entitled to receive the amount per share fixed for the various series before any of the assets of the corporation are distributed to the holders of the Common Stock. If the assets of the corporation distributable to the holders of the Preferred Stock have a value which is less that the full amount so fixed for the various series, such assets shall be distributed among the holders of the various series of Preferred Stock in accordance with any preferences among the series that may have been established or, to the extent that no such preferences shall have been established, pro rata among the holders of all of the series of Preferred Stock. After distribution of the preferential amounts required to be distributed to the holders of the Preferred Stock then outstanding, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock unless otherwise provided, to share in all the remaining assets of the corporation.


                           SERIES A CONVERTIBLE STOCK


There is hereby established and created an initial series of Preferred Stock in the number of shares and having the designation, relative rights, preferences and limitations as follows:

2.3 Designation and Number of Shares. The distinctive designation of the series shall be "Series A Convertible Preferred Stock" (par value $ 1.00 per share) herein sometimes referred to as the "Series A Preferred Stock") and the number of shares initially constituting the series shall be 5,000,000.

2.4 Dividends. The Series A Preferred Stock shall bear no dividends.

2.5 Preferences in Liquidation.

         (a) Preferential Payment. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid according to their relationship with other holders of Preferred Stock, out of the assets of the corporation available for distribution to shareholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the corporation's Common Stock, an amount equal to $1.00 per share. After setting apart or paying in full the preferential amounts due the holders of the Series A Preferred Stock and any other holders of Preferred Stock, the remaining assets of the corporation available for distribution to shareholders, if any, shall be distributed to the holders of Common Stock unless otherwise provided. If upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full preferential distribution of $1 per share, the holders of the Series A Preferred Stock shall share ratably in the distribution of such assets.

         (b) Notice. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the corporation shall, within 10 days after the date the Board of Directors approves such action, or within 20 days prior to any shareholders' meeting called to approve such action, or within 20 days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of the proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series A Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the corporations shall promptly give written notice to each holder of shares of Series A Preferred Stock of such material change.

2.6 Voting Rights. Except as otherwise provided by law or as expressly provided herein, the Common Stock shall have exclusive voting rights and powers, including the exclusive right to notice of shareholders' meetings.

2.7 Conversion Rights.

         (a) Optional Conversion. Shares of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after March 31, 1996, (the "Conversion Period"), into fully paid and nonassessable shares of Common Stock of the corporation.

         (b) Conversion Ratio. Each share of Series A Preferred Stock shall be converted into one share of the Common Stock of the corporation, subject to adjustment as provided in paragraph 2.8 below.

         (c) Procedure For Conversion. The holder of any shares of Series A Preferred Stock may exercise the conversion rights during the Conversion Period as to such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Series A Preferred Stock, or at the principal office of the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation, accompanied by written notice stating that the holder elects to convert such shares or a part thereof. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in paragraph 2.7(d). The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the corporation are closed on such date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Ratio shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board of Directors.

         (e) Reserved Shares. The corporation shall reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred Stock from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary director and shareholder action) increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Preferred Stock at the time outstanding.

         (f) Registration. If any shares of Common Stock to be reserved for the purpose of shares of Series A Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as reasonable endeavor to secure such registration, listing or approval, as the case may be.

         (g) Validly Issued. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will, upon issuance by the corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (h) Negative Covenants. This corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed thereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment. In addition, the corporation shall at no time issue or sell any shares of its Common Stock or Preferred Stock, options or warrants for a consideration less than fair market value, as reasonably determined by the Board of Directors, except for grants or awards of Common Stock or options to acquire Common Stock made to the corporation's employees, officers, and directors and to consultants and other participants in the corporation's stock option, stock award, stock purchase and other benefit plans, provided such grants and awards made after the date of the first issuance of the corporation's Series A Preferred Stock shall not represent more than 10% of the then outstanding shares of Common Stock of the corporation.

2.8 Antidilution. The Conversion Ratio (referred to in paragraph 2.7 (b)) shall be subject to adjustment from time to time, and the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be subject to a resultant increase or decrease (calculated to the nearest 1/100th of a share) by reason of such adjustment, as hereafter stated, except that no adjustment shall be made, unless by reason of the occurrence of one or more of the events hereinafter specified, the Conversion Ratio theretofore in effect shall be changed by an amount equal to at least 5% thereof, but in the event that an adjustment would be required except of insufficiency of amount, such amount shall be carried forward and added to and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amount to at least 5% of the Conversion Ratio at such later time:

         (a) Stock Dividends, Subdivisions and Combinations. In the event the corporation shall declare a stock dividend with respect to its Common Stock or shall effect a subdivision or combination of its Common Stock into a greater or lesser number of shares without a proportionate and corresponding stock dividend, subdivision or combination with respect to its outstanding Series A Preferred Stock, then the existing Conversion Ratio for the Series A Preferred Stock shall be increased or decreased proportionately.

         (b) Classification, Reclassification, Capital Reorganization, Etc. In the case of any classification, reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a change in par value, or from without par value to par value, or from par value to without par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the corporation with or into another corporation (other than a merger with a subsidiary in which the corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of the Common Stock issuable upon conversion of the shares of the Series A Preferred Stock) or in case of any sale or conveyance to another corporation of the property of the corporation as an entirety or substantially as an entirety, the corporation shall cause the holders of the Series A Preferred Stock to have the right, by exercising their conversion rights thereunder, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance, if any, which the holders of the Series A Preferred Stock would have received had the conversion taken place immediately prior to such event.

2.9 Changes Affecting Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a class, (i) alter or change any of the powers, preferences, privileges, or rights of the Series A Preferred Stock; or (ii) amend the provisions of this paragraph 2.9; or (iii) create any new class or series of shares having preferences prior to the Series A Preferred Stock or reclassifying any class or series of any Common Stock or any other shares of stock hereafter created junior to the Class A Preferred Stock into shares having any preference or priority over the Series A Preferred Stock.



                           SERIES B CONVERTIBLE STOCK

There is hereby established and created a second series of Preferred Stock in the number of shares and having the designation, relative rights, preferences and limitations as follows:

2.10 Designation and Number of Shares. The distinctive designation of the series shall be "Series B Convertible Preferred Stock" (par value $ 1.00 per share) herein sometimes referred to as the "Series B Preferred Stock") and the number of shares initially constituting the series shall be 1,000,000.

2.11 Dividends. Except as provided below, the Series B Preferred Stock shall bear no dividends. In the event that the corporation has not increased the number of authorized shares of its Common Stock to the extent sufficient to enable the corporation to reserve a number of shares of Common Stock sufficient to cover the conversion of the shares of Series B Preferred Stock and the exercise of all Warrants issued in connection with the offering of the Series B Preferred Stock by December 15, 1996, the Series B Preferred Stock shall bear an 8% cumulative annual dividend, payable quarterly, commencing upon the corporation's failure to satisfy such condition and terminating on the date compliance with such condition is satisfied.

2.12 Preferences in Liquidation.

         (a) Preferential Payment. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to be paid according to their relationship with other holders of Preferred Stock, out of the assets of the corporation available for distribution to shareholders, pari passu, whether from capital, surplus or earnings, before any payment shall be made in respect of the corporation's Common Stock, an amount equal to $1.00 per share. After setting apart or paying in full the preferential amounts due the holders of the Series B Preferred Stock and any other holders of Preferred Stock, the remaining assets of the corporation available for distribution to shareholders, if any, shall be distributed to the holders of Common Stock unless otherwise provided. If upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series B Preferred Stock the full preferential distribution of $1 per share, the holders of the Series B Preferred Stock shall share ratably in the distribution of such assets.

         (b) Notice. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the corporation shall, within 10 days after the date the Board of Directors approves such action, or within 20 days prior to any shareholders' meeting called to approve such action, or within 20 days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series B Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of the proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series B Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the corporations shall promptly give written notice to each holder of shares of Series B Preferred Stock of such material change.

2.13 Voting Rights. Except as otherwise provided by law or as expressly provided herein, the Common Stock shall have exclusive voting rights and powers, including the exclusive right to notice shareholders' meetings.

2.14 Conversion Rights.

         (a) Optional Conversion. Shares of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after December 28, 1996 (the "Conversion Period"), into fully paid and nonassessable shares of Common Stock of the corporation.

         (b) Conversion Ratio. Each share of Series B Preferred Stock shall be converted into one share of the Common Stock of the corporation, subject to adjustment as provided in paragraph 2.15 below.

         (c) Procedure For Conversion. The holder of any shares of Series B Preferred Stock may exercise the conversion rights during the Conversion Period as to such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Series B Preferred Stock, or at the principal office of the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation, accompanied by written notice stating that the holder elects to convert such shares or a part thereof. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in paragraph 2.14(d). The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the corporation are closed on such date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Ratio shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series B Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board of Directors.

         (e) Reserved Shares. The corporation shall reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series B Preferred Stock from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary director and shareholder action) increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series B Preferred Stock at the time outstanding.

         (f) Registration. If any shares of Common Stock to be reserved for the purpose of shares of Series B Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as reasonable endeavor to secure such registration, listing or approval, as the case may be.

         (g) Validly Issued. All shares of Common Stock which may be issued upon conversion of the shares of Series B Preferred Stock will, upon issuance by the corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (h) Negative Covenants. This corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed thereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

2.15 Antidilution. The Conversion Ratio (referred to in paragraph 2.14 (b)) shall be subject to adjustment from time to time, and the number of shares of Common Stock issuable on conversion of any shares of Series B Preferred Stock shall be subject to a resultant increase or decrease (calculated to the nearest 1/100th of a share) by reason of such adjustment, as hereafter stated, except that no adjustment shall be made, unless by reason of the occurrence of one or more of the events hereinafter specified, the Conversion Ratio theretofore in effect shall be changed by an amount equal to at least 5% thereof, but in the event that an adjustment would be required except of insufficiency of amount, such amount shall be carried forward and added to and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amount to at least 5% of the Conversion Ratio at such later time.

         (a) Stock Dividends, Subdivisions and Combinations. In the event the corporation shall declare a stock dividend with respect to its Common Stock or shall effect a subdivision or combination of its Common Stock into a greater or lesser number of shares without a proportionate and corresponding stock dividend, subdivision or combination with respect to its outstanding Series B Preferred Stock, then the existing Conversion Ratio for the Series B Preferred Stock shall be increased or decreased proportionately.

         (b) Classification, Reclassification, Capital Reorganization, Etc. In the case of any classification, reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a change in par value, or from without par value to par value, or from par value to without par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the corporation with or into another corporation (other than a merger with a subsidiary in which the corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of the Common Stock issuable upon conversion of the shares of the Series B Preferred Stock) or in case of any sale or conveyance to another corporation of the property of the corporation as an entirety or substantially as an entirety, the corporation shall cause the holders of the Series B Preferred Stock to have the right, by exercising their conversion rights thereunder, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance, if any, which the holders of the Series B Preferred Stock would have received had the conversion taken place immediately prior to such event.

2.16 Changes Affecting Series B Preferred Stock So long as any shares of Series B Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series B Preferred Stock outstanding, voting separately as a class, (i) alter or change any of the powers, preferences, privileges, or rights of the Series B Preferred Stock; or (ii) amend the provisions of this paragraph 2.16; or (iii) create any new class or series of shares having preferences prior to the Series B Preferred Stock or reclassifying any class or series of any Common Stock or any other shares of stock hereafter created junior to the Class B Preferred Stock into shares having any preference or priority over the Series B Preferred Stock.

                                   ARTICLE IV

         The name and address of the incorporator is Thomas H. Garrett III, 4200 IDS Center, 80 South Eighth Street Minneapolis, Minneosta 55402.

                                    ARTICLE V

         No shareholder of this corporation shall have any cumulative voting rights.

                                   ARTICLE VI

         No shareholder of this corporation shall have any preemptive rights to subscribe for, purchase, or acquire any shares of the corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                   ARTICLE VII

         The affirmative note of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting of the shareholders of this corporation is required for an action of the shareholders, except where Minnesota Statutes, Section 302A requires the affirmative vote of a majority of the voting power of all voting shares.

                                  ARTICLE VIII

         The number of directors of this corporation shall be fixed in the manner provided in the bylaws.

                                   ARTICLE IX

         Any action required or permitted to be taken at a meeting of the board of directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Section 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the board of directors at which all directors were present.




                                    ARTICLE X

                               DIRECTOR LIABILITY

         No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; (v) for any act or omission occurring prior to the date when this provision becomes effective.

         The provisions of this Article X shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article.

         If the Minnesota Statues hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Statutes, as so amended.